Exhibit 99.3

AOS, Inc. and Subsidiaries

Condensed Consolidated

Financial Statements

October 1, 2017

AOS, Inc. and Subsidiaries

October 1, 2017

AOS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Assets

	As of December 25, 2016	As of October 1, 2017
	(Restated)	(Unaudited)
Current Assets
Cash and cash equivalents	$9,953,783	$12,310,704
Accounts receivable, trade, net of allowance; 2016 - $375,532, 2017 - $304,135	26,365,786	22,568,609
Receivable for sale of AOScloud, LLC	300,000	—
Returned goods receivable	800,274	894,615
Inventories	1,788,622	1,001,074
Prepaid expenses	573,852	528,393

Current assets—continuing operations	39,782,317	37,303,395
Current assets—discontinued operations	135,587	—

Total current assets	39,917,904	37,303,395

Property, Equipment and Software, Net	2,177,476	1,565,736

Other Assets
Goodwill, net	2,665,422	2,665,422
Intangible assets, net	545,700	460,635
Other	71,817	150,799

Total other assets	3,282,939	3,276,856

Non-current assets—continuing operations	5,460,415	4,842,592
Non-current assets—discontinued operations	18,240	20,199

Total non-current assets	5,478,655	4,862,791

Total assets	$45,396,559	$42,166,186

See Notes to Condensed Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Liabilities and Stockholders’ Equity

	As of December 25, 2016	As of October 1, 2017
	(Restated)	(Unaudited)
Current Liabilities
Accounts payable	$22,273,061	$17,111,893
Accrued compensation	4,616,881	4,245,604
Accrued expenses	2,303,779	958,046
Deferred lease incentives	163,618	163,618
Deferred revenue	2,246,464	1,817,786

Current liabilities—continuing operations	31,603,803	24,296,947
Current liabilities—discontinued operations	90,170	4,971

Total current liabilities	31,693,973	24,301,918

Deferred Lease Incentives	1,108,458	948,913

Total non-current liabilities	1,108,458	948,913

Total liabilities	32,802,431	25,250,831

Stockholders’ Equity
Common stock, $1 par value; 100,000 shares authorized, 1,197 shares issued and outstanding	1,197	1,197
Additional paid-in capital	9,905,404	9,905,404
Retained earnings	2,687,527	7,008,754

Total stockholders’ equity	12,594,128	16,915,355

Total liabilities and stockholders’ equity	$45,396,559	$42,166,186

See Notes to Condensed Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Year Ended December 25, 2016	39 Weeks Ended September 25, 2016	40 Weeks Ended October 1, 2017
	(Restated)	(Unaudited)	(Unaudited)
Revenue
Hardware sales	$143,708,752	$105,218,135	$109,941,870
Engineering services	26,362,400	19,507,232	17,894,561
Third-party warranty	6,454,899	4,584,037	5,027,553
Other revenue	820,788	681,986	349,613

Total revenue	177,346,839	129,991,390	133,213,597

Cost of Sales
Hardware cost of sales	115,345,597	84,088,937	88,525,515
Engineering services cost of sales	16,961,909	12,637,852	10,765,420
Other cost of sales	232,268	191,661	158,596

Total cost of sales	132,539,774	96,918,450	99,449,531

Gross Profit	44,807,065	33,072,940	33,764,066
Operating Expenses	41,074,901	31,138,076	28,004,991

Operating Income	3,732,164	1,934,864	5,759,075
Other Expense
Interest expense	1,357	1,357	433

Income from Continuing Operations	3,730,807	1,933,507	5,758,642
Discontinued Operations (Note 10 )
Loss from discontinued operations	(3,235,264)	(3,235,264)	(244)

Net Income (Loss)	$495,543	$(1,301,757)	$5,758,398

See Notes to Condensed Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
Balance, December 25, 2016 (Restated)	$1,197	$9,905,404	$2,687,527	$12,594,128
Distributions	—	—	(1,437,171)	(1,437,171)
Net income	—	—	5,758,398	5,758,398

Balance, October 1, 2017 (Unaudited)	$1,197	$9,905,404	$7,008,754	$16,915,355

See Notes to Condensed Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Year Ended December 25, 2016	39 Weeks Ended September 25, 2016	40 Weeks Ended October 1, 2017
	(Restated)	(Unaudited)	(Unaudited)
Operating Activities
Net income (loss)	$495,543	$(1,301,757)	$5,758,398
Items not requiring (providing) cash
Depreciation and amortization	2,479,884	2,226,987	736,208
Loss on sale of property and equipment	361,839	361,839	15,084
Loss on sale of AOScloud, LLC	434,295	434,295	—
Deferred lease incentives	(193,894)	(154,529)	(159,545)
Changes in
Accounts receivable, trade	4,640,196	4,695,093	3,985,860
Returned goods receivable	245,063	325,785	(94,341)
Inventories	699,507	464,803	787,548
Prepaid expenses	365,341	139,035	45,459
Other assets	22,784	8,755	(73,222)
Accounts payable, trade	(2,723,394)	(5,169,486)	(5,161,168)
Accrued compensation	642,088	1,781,769	(371,277)
Accrued expenses	(947,326)	(1,664,912)	(1,318,932)
Deferred revenue	(826,653)	(919,607)	(428,678)

Net cash provided by operating activities	5,695,273	1,228,070	3,721,394

Investing Activities
Purchase of property and equipment	(477,116)	(450,197)	(55,703)
Proceeds from the sale of AOScloud, LLC	1,700,000	1,700,000	300,000
Proceeds from the sale of property and equipment	2,300	2,300	1,180

Net cash provided by investing activities	1,225,184	1,252,103	245,477

Financing Activities
Repayment of capital lease obligations	(1,392,793)	(1,392,793)	—
Dividends paid	(4,458,808)	(3,636,510)	(1,609,950)

Net cash used in financing activities	(5,851,601)	(5,029,303)	(1,609,950)

Increase (Decrease) in Cash and Cash Equivalents	1,068,856	(2,549,130)	2,356,921
Cash and Cash Equivalents, Beginning of Year	8,884,927	8,884,927	9,953,783

Cash and Cash Equivalents, End of Year	$9,953,783	$6,335,797	$12,310,704

Supplemental Cash Flows Information
Interest paid	$64,115	$64,439	$433
Capital lease obligation incurred for equipment	123,228	123,228	—
Leasehold improvements provided by landlord	160,763	160,763	—
Receivable for sale of AOScloud, LLC	300,000	300,000	—
Distributions declared	107,948	—	—

See Notes to Condensed Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

AOS, Inc. was incorporated in Nevada on January 1, 2006. Its wholly-owned subsidiaries include: Alexander Open Systems, Inc. that was incorporated in Kansas on September 1, 1992; AOS, LLC that was organized in Missouri on January 31, 2005; AOSNC, LLC that was organized in Nebraska on August 26, 2005; eTek Global, Inc., a Kansas Corporation, that was acquired on June 3, 2011; and AOScloud, LLC, that was organized in Kansas on July 3, 2012.

Alexander Open Systems, Inc., AOS, LLC and AOSNC, LLC design, sell, install and service computer network systems. eTek Global, Inc. designs intranet portals using the SharePoint system. AOScloud, LLC provides data center-based hosting solutions. The Company’s primary customers are state and local governments, medical, legal, school districts and universities as well as large corporate accounts located throughout the Midwest.

As discussed in Note 10, in 2015 the Company ceased the operations of its Texas division and has reported the activity for 2015 and 2016 as discontinued operations in the consolidated statements of operations. In 2016 the Company sold virtually all of the assets of AOScloud, LLC and has reported the activity for 2015 and 2016 as discontinued operations in the consolidated statements of operations. The Company applied the provisions of ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for the discontinued operations disclosures.

Basis of Presentation

The condensed consolidated financial statements of AOS, Inc. and Subsidiaries (collectively, the “Company”) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation have been included. Operating results for the nine months ended October 1, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. The condensed consolidated balance sheet of the Company as of December 25, 2016 has been derived from the audited balance sheet of the Company as of that date. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with GAAP have been condensed or eliminated. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual financial statements.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company. All significant intercompany balances have been eliminated.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Fiscal Year

The Company operates on a fiscal year based on 52- or 53-week periods ending on the last Sunday in December. Fiscal year ended December 25, 2016 (“FY 2016”) was 52 weeks. Third quarter ended September 25, 2016 (“Q3YTD 2016”) and October 1, 2017 (“Q3YTD 2017”) were 39 and 40 weeks, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue, net of sales taxes, when all of the following are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, fee to the customer is fixed or determinable and collectability is reasonably assured.

The Company entered into short-term contracts to install computer systems, whereby the contract is generally completed within the same year that the contract began. Services primarily relate to design and installment of hardware. These services are charged to customers based upon time and material or a predetermined agreed upon fixed fee. Revenue related to services is recognized based on hours spent. For contracts with anticipated services less than 40 hours, revenue is recognized as time is accrued on the services performed. For contracts with anticipated services greater than 40 hours, which generally require a Project Manager to oversee, revenue is recognized on a proportional performance basis. Management determines billing amounts the last week of each fiscal month based on the fixed contract amount and the proportion of the project completed. The proportion is based on hours worked on the project to date versus the total hours budgeted for the project.

Revenue associated with hardware sales is recognized based on the sales terms. Sales terms usually are stated as F.O.B. destination, and delivery is not deemed to have occurred until the point in time when the product is received by the customer.

Revenue is recognized from software sales when the customers acquire the right to use or copy software under license, provided that all revenue recognition criteria have been met.

The sale of hardware and software products may also include the provision of services, and the associated contracts may contain multiple elements. If services are performed in conjunction with a hardware or software sale, revenue is recognized for each portion of the arrangement that is attributable to the items as they are delivered or the services are performed. The selling price is determined in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis.

The Company sells certain third-party service contracts for which the sale is evaluated whether it should be recorded as a gross sale or a net sale. If the Company acts as a principal in the transaction and assume the risks and rewards of ownership, the sale is recorded gross, and the entire selling price is recorded in sales and the cost to the third-party provider is recorded in cost of goods sold. If the Company is acting as an agent or broker, the sale is recorded net, and the cost to the third-party provider is recorded as a reduction of sales and there are no cost of goods sold. Net sales are presented within Third-Party Warranty and Engineering Services in the condensed consolidated statements of operations.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Shipping and Handling Costs

Freight billed to customers is considered sales revenue and the related freight costs as cost of sales.

Advertising

Advertising costs are expensed when incurred. Advertising costs were $573,197, $743,877 and $899,736 for FY 2016, Q3YTD 2016 and Q3YTD 2017, respectively. Advertising costs are offset by cooperative rebates received from vendors, which were $219,259, $461,951 and $219,259 for FY 2016, Q3YTD 2016 and Q3YTD 2017, respectively.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 25, 2016 and October 1, 2017, cash equivalents consisted primarily of money market accounts with brokers and certificates of deposit.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Returned Goods Receivable

Returned goods receivable are stated at the amount due from vendors for customer returns of product. Customer returns and reorders are processed and executed by the Company while credit from the vendors is in process.

Inventories

Inventories consist primarily of hardware in transit and prepaid inventory. Inventories are stated at lower of cost or market. Cost of inventory has been determined using the first-in, first-out (FIFO) method.

Property, Equipment and Software

Property, equipment and software acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense using straight-line or accelerated methods over the estimated useful life of each asset. Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

The estimated useful lives for each major depreciable classification of property and equipment and software are as follows:

Software	3 years
Computer equipment	3-5 years
Furniture and fixtures	7-10 years
Leasehold improvements	Lease life
Automobiles	5 years

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairments on long-lived tangible assets were recognized during the periods presented.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value is less than the carrying value, then goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. No goodwill impairment losses were recognized during the periods presented.

Intangible Assets

Intangible assets include domain name, contracted customers and customer relationships. These assets are amortized using the straight-line method. The domain name is amortized over one and a half years; the contracted customer intangibles are amortized over the life of the contracts (three years) and the customer relationships are amortized over nine years. Such assets are periodically evaluated as to the recoverability of their carrying values. No impairment losses were recognized during the periods presented.

Incentive Payments

The Company receives third-party manufacturer incentives that result in a price reduction on equipment sold to the Company’s customers. The Company records these incentives as a reduction of cost of sales. For FY 2016, Q3YTD 2016 and Q3YTD 2017, the Company recorded $3,912,832, $4,117,303 and $5,313,223, respectively, in incentive payments.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Deferred Revenue

The Company sells certain services under arrangements that permit customers to prepay for services to be provided. These prepayments are deferred and recognized over the periods in which the services are performed.

Income Taxes

The stockholders of AOS, Inc. and all of its subsidiaries are either limited liability companies or corporations where the respective stockholders have elected to be taxed as an “S” Corporation under provisions of the Internal Revenue Code or similar section of the state income tax law for the year ended December 25, 2016. Therefore, taxable income or loss is reported to the individual stockholders and members for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Self-Insurance

The Company has elected to self-insure certain costs related to employee health benefit programs. Costs resulting from noninsured losses are charged to income when incurred. The Company purchased insurance that limits their exposure for individual claims and that limits their aggregate exposure.

Taxes Collected from Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated statements of operations on a net basis.

Reclassifications

Certain reclassifications have been made to the 2016 financial statements to conform to the 2017 financial statement presentation. These reclassifications had no effect on net earnings.

Note 2: Restatement

The Company did not quantify and record an impairment loss on the property, equipment and software related to its AOScloud, LLC subsidiary at December 27, 2015. The impairment loss was recorded in 2016 when certain assets of the subsidiary were sold to a third party. Fiscal years 2015 and 2016 have been restated for the error. In addition to the restatement for the error above, on December 15, 2017, the Company was acquired and required to report goodwill as a non-amortizable asset, whereas in prior years, goodwill was valued under the provisions of ASU 2014-02—Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill (a consensus of the Private Company Council), which allowed goodwill to be amortized over a 10 year useful life. The new method of accounting was required as the Company meets the definition of a public business entity as of December 15, 2017 and comparative financial statements of prior years have been adjusted to apply the new method retrospectively. This restatement increased previously reported income for the year ended December 25, 2016 by $4,201,355 and reduced previously reported income for the year ended December 27, 2015 by $4,105,226. The following financial statement line items for fiscal year 2016 were affected by the change in accounting principle.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

	As Restated	2016 As Previously Reported	Effect of Change
Consolidated Statement of Operations
Loss from Discontinued Operations	$3,235,264	$7,170,076	$(3,934,812)
Operating Expenses	41,074,901	41,341,444	(266,543)
Consolidated Balance Sheet
Retained Earnings	2,687,527	1,621,358	1,066,169
Goodwill, net	2,665,422	1,599,253	1,066,169
Consolidated Statement of Cash Flows
Net Income (Loss)	495,543	(3,705,812)	4,201,355
Depreciation and Amortization	2,479,884	2,746,427	(266,543)
Loss on sale of AOScloud, LLC	434,295	4,369,107	(3,934,812)

Note 3: Related Party Transactions

The Company leased office space under operating leases with Optober Investments I, LLC and Optober Investments III, LLC (“collectively, Optober”). Both entities are related parties that are 100 percent owned by a minority shareholder. For FY 2016 and Q3YTD 2016, the Company paid $845,302 and $845,302, respectively, to the related parties included in rent expense. In 2016, the operating leases with Optober were discontinued.

Note 4: Property, Equipment and Software

Property, equipment and software consist of the following at December 25, 2016 and October 1, 2017:

	As of December 25, 2016	As of October 1, 2017
		(Unaudited)
Software	$1,112,146	$1,078,985
Computer equipment	2,326,856	2,394,193
Furniture and fixtures	1,811,766	1,685,246
Leasehold improvements	2,020,429	1,944,137
Automobiles	49,545	49,545

Total cost	7,320,742	7,152,106
Accumulated depreciation and amortization	(5,130,786)	(5,566,171)

	2,189,956	1,585,935
Less: Property, equipment and software—discontinued operations	12,480	20,199

Property, equipment and software—continuing operations	$2,177,476	$1,565,736

Depreciation and amortization expense on the above property, equipment and software for FY 2016, Q3YTD 2016 and Q3YTD 2017 was $651,145, $2,141,922 and $651,143, respectively.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Note 5: Acquired Intangible Assets and Goodwill

The carrying basis and accumulated amortization of recognized intangible assets at December 25, 2016 and October 1, 2017 were:

	2016 (Restated)			2017 (Unaudited)
	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment Loss	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment Loss
Amortized intangible assets
Customer relationships	$1,020,780	$475,080	$—	$1,020,780	$560,145	$—

Total amortized intangible assets	1,020,780	475,080	—	1,020,780	560,145	—

Goodwill	2,665,422	—	—	2,665,422	—	—

Amortized and intangible assets and goodwill—continuing operations	$3,686,202	$475,080	$—	$3,686,202	$560,145	$—

Amortization expense recorded for FY 2016, Q3YTD 2016 and Q3YTD 2017 was $113,420, $85,065 and $85,065, respectively. Estimated amortization expense for each of the next five years is:

2017	$28,354
2018	113,420
2019	113,420
2020	113,420
2021	92,021

Note 6: Operating Leases

Noncancellable operating leases for branch sales offices and certain office furniture and equipment expire in various years through 2023. These leases generally contain renewal options for various periods and require the Company to pay all executory costs (property taxes, maintenance and insurance). Lease incentives received by the Company such as free rent periods, escalating rent provisions and leasehold improvement allowances are deferred and amortized on a straight-line basis over the term of the respective lease agreements, and are recorded as a reduction of rent expense. At December 25, 2016 and October 1, 2017, the Company accrued $1,112,530 and $1,272,076, respectively, for the deferral of the benefit received for free rent periods, future escalating rent payments and leasehold improvement allowances. These amounts are included in deferred lease incentives on the accompanying condensed consolidated balance sheets.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Future minimum lease payments at October 1, 2017 were:

2017	$439,464
2018	1,552,923
2019	1,470,897
2020	1,416,016
2021	1,301,739
2022	1,200,192
Thereafter	78,339

Total	$7,459,570

Total rent expense under operating leases for FY 2016, Q3YTD 2016 and Q3YTD 2017 were $1,255,094, $2,393,756 and $2,833,221, respectively.

Note 7: Lines of Credit

At December 25, 2016 and October 1, 2017, the Company has a $45,000,000 line of credit from Castle Pines Capital, LLC. At both December 25, 2016 and October 1, 2017, there was $0 borrowed against this line. The balance is payable on demand and has two components. The first component is a floor plan financing arrangement whereby the Company’s inventory purchases can be financed with 30, 45 or 60 day interest-free periods. The Company classifies amounts outstanding under the floor plan financing as accounts payable. The second component of the line of credit consists of an extended pay line, whereby all inventory purchases that are beyond the interest-free term roll into the interest-bearing portion of the line. Interest on this portion of the line is to be paid weekly at the prime rate, plus 1.5 percent (5.25 percent as of December 25, 2016 and 5.75 percent as of October 1, 2017). There were no outstanding balances owed on the extended pay portion of the line of credit as of December 25, 2016 and October 1, 2017. The Company also classify amounts outstanding under the extended pay line as accounts payable.

This line of credit is collateralized by the Company’s accounts receivable, all other assets and guarantees by all of its shareholders. All payments received by the Company on their accounts receivable are directly deposited into a lock-box account so that the Company can apply payment against the obligation. A power of attorney has been granted to Castle Pines Capital, LLC by the Company with respect to collections, security interests and related aspects of this agreement.

At December 25, 2016 and October 1, 2017, the credit agreement was subject to the following covenants:

The Company will at all times maintain on a consolidated basis:

(A)	A ratio of current assets to current liability of at least 1.00.

(B)	Tangible net worth equal to at least $7,000,000.

(C)	A maximum funded debt to tangible net worth ratio of no more than 2.50 to 1.00.

(D)	A minimum cumulative fixed coverage charge ratio of 1.25 to 1.00. This ratio will be measured on a trailing 12 month basis at the end of each fiscal month.

Inventory financed through the floor plan is included in operating activities in the condensed consolidated statements of cash flows.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Note 8: Profit Sharing Plan

The Company has established a defined contribution 401(k) profit sharing plan providing benefits for substantially all of their employees. The Company’s matching contributions for FY 2016, Q3YTD 2016 and Q3YTD 2017 totaled $204,328, $228,840 and $292,270, respectively.

Note 9: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Major Suppliers

For FY 2016, two vendors represented 71 percent of total company purchases, and for Q3YTD 2017 three vendors represented approximately 82 percent of total company purchases.

Note 10: Discontinued Operations

As of December 27, 2015, the Company elected to discontinue the operations of its Texas division, effective in January 2016, due to poor profitability. The closure of this entity resulted in the discontinuation of any marketing and sales effort in the state of Texas for all product and service offerings, which includes hardware sales and engineering services. The remaining assets were analyzed for impairment with no impairment loss assessed by management. The operations of the discontinued division have been reclassified to include all revenues and expenses of the division in discontinued operations. After the closure of the entity, the remaining assets and liabilities were transferred to Alexander Open Systems, Inc. See below for a reconciliation of the major classes of line items from the condensed consolidated statements of operations and condensed consolidated balance sheets for FY 2016 and Q3YTD 2017.

Reconciliation of the Major Classes of Line Items Constituting Loss of Discontinued

Operations that are Disclosed in the Notes to Condensed Consolidated Financial Statements to the Loss

of Discontinued Operations that are Presented

in the Condensed Consolidated Statements of Operations

	December 25, 2016	September 25, 2016
	(Restated)	(Unaudited)
Major classes of line items constituting loss of discontinued operations
Total revenues	$243,702	$243,702
Total cost of sales	(152,710)	(152,710)
Operating expenses	(382,784)	(382,784)
Other expense—interest expense	(9,543)	(9,543)

Total loss on discontinued operations that is presented in the condensed consolidated statements of operations	$(301,335)	$(301,335)

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities

of the Discontinued Operation that are Disclosed in the Notes to Condensed Consolidated Financial Statements

to Total Assets and Liabilities of the Disposal Group

that are Presented Separately in the Condensed Consolidated Balance Sheets

	December 25, 2016	October 1, 2017
	(Restated)
Carrying amounts of major classes of assets included as part of discontinued operations:
Inventories	$332	$—
Property, equipment and software, net	12,480	20,199
Other noncurrent assets	5,760	—

Total major classes of assets of the discontinued operations	$18,572	$20,199

Carrying amounts of major classes of liabilities included as part of discontinued operations:
Accounts payable	$9,889	$—
Accrued expenses	671	—

Total major classes of liabilities of the discontinued operations	$10,560	$—

There were no significant statement of cash flows activities for the year ended December 25, 2016 nor the periods ended October 1, 2017 and September 25, 2016.

As of July 27, 2016, the Company elected to sell the AOScloud, LLC component, effective on that date, due to continuing operating losses. As part of the discontinuation, all data hosting operations and related services were eliminated. The remaining assets were analyzed for impairment and it was determined there were no material impairment losses. All existing property, equipment and software were included in the asset purchase agreement for a sale price of $2,000,000. The sales agreement also includes a contingent purchase price where the Company may earn up to $800,000 each year for two years if certain revenue targets are achieved. See below for a reconciliation of the major classes of line items from the condensed consolidated statements of operations and condensed consolidated balance sheet for the year ended December 25, 2016.

AOS, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

October 1, 2017

Reconciliation of the Major Classes of Line Items Constituting Loss of Discontinued

Operations that are Disclosed in the Notes to Condensed Consolidated Financial Statements to the Loss

of Discontinued Operations that are Presented

in the Condensed Consolidated Statements of Operations

	December 25, 2016	September 25, 2016
	(Restated)	(Unaudited)
Major classes of line items constituting loss of discontinued operations
Total revenues	$4,566,659	$4,566,659
Total cost of sales	(3,967,845)	(3,967,845)
Operating expenses	(3,479,204)	(3,479,204)
Other expense - interest expense	(53,539)	(53,539)

Total loss on discontinued operations that is presented in the condensed consolidated statements of operations	$(2,933,929)	$(2,933,929)

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities

of the Discontinued Operation that are Disclosed in the Notes to Condensed Consolidated Financial Statements

to Total Assets and Liabilities of the Disposal Group

that are Presented Separately in the Condensed Consolidated Balance Sheets

December 25, 2016
(Restated)
Carrying amounts of major classes of assets included as part of discontinued operations:
Accounts receivable, trade, net of allowance	$135,255

Total major classes of assets of the discontinued operations	$135,255

Carrying amounts of major classes of liabilities included as part of discontinued operations:
Accrued compensation expense	$35,704
Accrued expenses	43,906

Total major classes of liabilities of the discontinued operations	$79,610

The impact on significant statement of cash flow activities is presented below for the year ended December 25, 2016 and the period ended September 25, 2016. There were no significant cash flow activities for the period ended October 1, 2017.

	December 25, 2016	September 25, 2016
	(Restated)	(Unaudited)
Significant operating items not involving cash
Depreciation and amortization	$241,761	$241,761
Loss on sale of property and equipment	434,295	434,295
Significant investing activities
Purchase of property and equipment	$211,330	$211,330

Note 11: Subsequent Events

Subsequent events have been evaluated through February 9, 2018, which is the date the condensed consolidated financial statements were available to be issued.

On December 15, 2017, the Company entered into a stock purchase agreement with ConvergeOne, Inc. to sell all the outstanding shares of common stock of the Company for a base purchase price of $64,500,000 subject to certain purchase price adjustments.